EXHIBIT 10.3

August 12, 2019

Insight Enterprises, Inc.

6820 South Harl Avenue

Tempe, Arizona 85283

Ladies and Gentlemen:

Reference is made to the Commitment Letter dated June 23, 2019 (together with the Summary of Terms attached thereto, as amended, amended and restated, restated, supplemented, modified or otherwise in effect from time to time, collectively, the “Commitment Letter”) by and between Insight Enterprises, Inc., a Delaware corporation (the “Company”), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as supplemented by that certain Joinder Letter, dated July 12, 2019, from Wells Fargo Bank, N.A. (“Wells Fargo”), and as further supplemented by that certain Joinder Letter, dated July 12, 2019, from Bank of America, N.A. (“Bank of America” and together with JPMorgan and Wells Fargo, the “Lead Arrangers”). All capitalized terms used herein without definition shall have the same meanings as set forth in the Commitment Letter.

The Company has notified the Lead Arrangers that it intends to offer, subject to market and other conditions, Convertible Senior Notes due 2025 (the “Notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”). Each of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BofA Securities, Inc. has agreed to act as representatives of the initial purchasers of the Notes.

Notwithstanding anything to the contrary contained in the Commitment Letter, the Lead Arrangers agree that the covenants and provisions of the Credit Documentation shall permit the Notes to have a maturity date of February 15, 2025 or later.

The Lead Arrangers further agree that each of the Offering and the Notes constitutes a “convertible debt facility” referred to in the second paragraph of Section 2 of the Commitment Letter.

This Letter Agreement may not be amended or any term or provision hereof waived or modified except by an instrument in writing signed by each of the parties hereto.  This Letter Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Letter Agreement by facsimile or electronic transmission (including via electronic mail in .pdf format) shall be equally effective as delivery of a manually executed counterpart of this Letter Agreement.

This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Letter Agreement shall be subject to the same confidentiality provisions applicable to the Commitment Letter.

[Signature Pages Follow]

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:/s/ Caitlin R. Stewart

Name: Caitlin R. Stewart

Title: Executive Director

WELLS FARGO BANK, N.A.

By:/s/ Samantha Alexander

Name: Samantha Alexander

Title: Managing Director

BANK OF AMERICA, N.A.

  By:/s/ Carlos J. Medina

Name: Carlos J. Medina

Title: Senior Vice President

Accepted and Agreed:

INSIGHT ENTERPRISES, INC.

By: /s/ Lynn Willden

Name: Lynn Willden

Title: SVP Treasurer